Exhibit 10.3.2

                                   ADDENDUM VI
                                       TO
                         SPRINT PCS MANAGEMENT AGREEMENT


Manager:        Horizon Personal Communications, Inc.

Service Area:   Athens, OH BTA
                Charleston, WV BTA
                Chillicothe, OH BTA
                Huntington, WV - Ashland, KY BTA
                Parkersburg, WV - Marietta, OH BTA
                Portsmouth, OH BTA
                Zanesville - Cambridge, OH BTA
                Danville, VA BTA
                Lynchburg, VA BTA
                Martinsville, VA BTA
                Roanoke, VA BTA
                Staunton-Waynesboro, VA BTA
                Bluefield, VA BTA
                Beckley, WV BTA
                Kingsport, Johnson City, Bristol, TN BTA
                Willamson-Pikeville, WV BTA
                Logan, WV BTA
                Cumberland, MD BTA
                Fairmont, WV BTA
                Morgantown, WV BTA
                Clarksburg, WV BTA
                Cincinnati, OH BTA (counties of Adams, Brown, Highland, Mason)
                Canton-New Philadelphia, OH BTA (Coshocton County only)
                Charlottesville, VA BTA
                Ashtabula, OH BTA
                DuBois-Clearfield, PA BTA
                Erie, PA BTA
                Jamestown, Warren, Dunkirk, PA BTA
                Meadville, PA BTA
                Oil City-Franklin, PA, BTA
                Olean, NY, Bradford, PA BTA
                Pottsville, PA BTA
                Sharon, PA BTA
                Scranton, Wilkes-Barre, PA BTA
                State College, PA BTA
                Stroudsburg, PA BTA
                Sunbury-Shamokin, PA BTA
                Williamsport, PA BTA
                Allentown, PA BTA, only the county of Carbon
                New York, NY BTA, only the counties of Sussex and Pike
                Knoxville, TN BTA, only the counties of Hamblen and
                        Jefferson (partial)

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     This Addendum VI (this "Addendum"),  dated as of August 20, 2001,  contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of June 8, 1998 by the same parties as this Addendum, which Management Agreement was further amended by that certain Addendum I entered into as of June 8, 1998, Addendum II entered into as of August 12, 1999, Addendum III entered into as of May 19, 2000, Addendum IV entered into as of June 1, 2000 and Addendum V entered into as of June 1, 2001 (the Management Agreement, as amended by Addenda I, II, III, IV and V being the "Management Agreement"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect, including, but not limited to, the force majeure provision.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections of, and Exhibits to, the Management Agreement, unless otherwise noted.

     The Management Agreement is modified as follows:

     1. Overbuild in Alliances' Service Area. (a) Subsection 2(e) of Addendum II to the Management Agreement is hereby amended to read, in its entirety, as follows:

          "Pursuant to FCC rules and regulations, Sprint PCS has certain construction requirements with respect to its D & E Block PCS licenses within portions of the Alliances' Service Area. If, pursuant to the First Amendment to Sprint PCS Build-Out Agreement, dated as of this date, by and among Sprint PCS and the Alliances (the "Alliances Amendment"), (a) the Alliances do not begin implementation of the build-out plan attached hereto as Exhibit A (the "Buildout Plan") by August 15, 2001, or (b) after September 14, 2001, Sprint PCS reasonably determines, based upon its review of the Status Reports provided by the Alliances that the Alliances are not meeting the requirements and obligations set forth in the Buildout Plan, then Sprint PCS will have the right to notify Manager in writing on or before the third business date after the applicable date set forth above (i.e., either August 15, 2001, or September 14, 2001, as the case may be) of the Alliances' failure to implement/comply and to demand that Manager complete the build-out requirements. If Sprint PCS provides such notice, Manager will notify Sprint PCS on or before the third business day after receiving such notice whether Manager will complete the Buildout Plan or overbuild a network in the Alliances' Service Area that complies with the build-out plan attached hereto as Exhibit B (the "Sprint PCS Buildout Plan"). Manager will complete either the Buildout Plan or the Sprint PCS Buildout Plan by April 28, 2002. If Sprint PCS sends such notice, but later determines that it will allow the Alliances to commence implementation of the Buildout Plan, Sprint PCS shall so notify the Alliances and Manager, and, in such event, Manager shall be entitled to cease its implementation efforts.

          If (i) Sprint PCS reasonably determines, based upon its review of the Status Reports provided by the Alliances, at any time during the Alliances' implementation, that the Alliances are not meeting the requirements and


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     obligations  set forth in the Buildout  Plan,  (ii) Manager fails to timely notify Sprint PCS of its election to complete the Buildout Plan or the Sprint PCS Buildout Plan or (iii) Sprint PCS reasonably determines, at any time during Manager's implementation, that Manager is not meeting the requirements and obligations set forth in the Sprint PCS Buildout Plan or Buildout Plan, then Sprint PCS may elect to complete the Buildout Plan or the Sprint PCS Buildout Plan. If Sprint PCS commences the implementation,
     (X) Sprint PCS' construction and operation of such network will not constitute a breach by Sprint PCS of the Management Agreement and (Y) Sprint PCS will assign any leases (as permitted by the leases and subject to Manager paying any fees required to obtain landlord's consent and preapproved by Manager) and transfer ownership of any equipment used solely in the operation of such constructed network to Manager for a purchase price based on then-prevailing market lease rates and equipment costs, less any amounts paid by Manager to Sprint PCS as reimbursement for its costs and expenses of implementation, as provided for in this subsection 2(e).

          If Sprint PCS notifies the Alliances or Manager that Sprint PCS intends to complete either the Buildout Plan or the Sprint PCS Buildout Plan, Sprint PCS will use commercially reasonable efforts to enforce its rights under the Alliances Amendment to be reimbursed by the Alliances for the Buildout Costs and Operation Costs incurred by Sprint PCS, as defined, and subject to the limitations set forth in, the Alliances Amendment. If the Alliances do not fully reimburse Sprint PCS within 30 days after submission of a reimbursement invoice, Sprint PCS will invoice Manager for such unreimbursed amounts, and Manager will pay such invoices within 30 days after receipt. Sprint PCS may set-off any invoiced amounts not paid by Manager within the 30-day period regardless of whether Manager disputes any such amounts. If Manager reimburses Sprint PCS, Sprint PCS will assign to Manager all of Sprint PCS' rights to pursue reimbursement and indemnification for such costs and expenses against the Alliances. If Sprint PCS later recovers any reimbursement amounts from the Alliances that were already paid by Manager, Sprint PCS will pay such recovered amounts to Manager.

          If neither the Alliances nor Manager completes either the Buildout Plan or the Sprint PCS Buildout Plan by the respective deadlines and the FCC Buildout Requirements are not met by April 28, 2002, then Sprint PCS may terminate the Management Agreement and Manager has no cure period."

     (b) In the event of termination of the Network Services Agreement, Manager confirms its obligations under Section 2(b) of Addendum II, and further agrees that Manager will provide a level of service that complies with the Management Agreement and that satisfies the FCC license perfection requirements for Sprint PCS' D and E Block licensed spectrum.

     (c) Upon completion of Manager's build-out, Manager will operate such network in accordance with the FCC's rules and regulations, as reasonably determined by Sprint PCS, for Sprint PCS' D and E Block licensed spectrum.



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     (d) The  parties  will  immediately  commence  good faith  negotiations  to determine, by October 31, 2001, the type and volume of products and services that are required to be sold to satisfy and maintain the FCC license requirements for Sprint PCS' D and E Block licensed spectrum in the Alliances' Service Area (the "Required Products and Services"). If the parties are unable to reach agreement on the type and volume of services by such date, Sprint PCS will reasonably determine the Required Products and Services. Subject to the terms and conditions set forth in the Management Agreement, Manager will commence actively promoting and selling the Required Products and Services on the earlier of (i) the date the Buildout Plan is completed or (ii) the date the Sprint PCS Buildout Plan is completed. Manager is entitled to receive 92% of the Collected Revenues attributable to Manager's sales of such Required Products and Services.

     (e) Horizon acknowledges that the Alliances have agreed to provide Sprint PCS and Manager with bi-weekly written and telephonic status reports regarding the Alliances' progress towards completion of the Buildout Plan.

     2. Implementation of 3G. Manager must implement 3G technology in its Service Area Network as described in the Technical Program Requirements except as modified in the 3G build-out plan attached hereto as Exhibit C for the Alliances' Service Area.

     3. Change to Exhibit 2.1. The Build-out Table and narrative description attached to this Addendum replace and supersede in their entirety the Build-out Table and narrative description attached as part of Exhibit 2.1 to Addendum V.

     4. Inter Service Area Rate for Charleston and Huntington. To more correctly memorialize the parties' agreement and practice, the parties agree that, effective as of August 12, 1999, the standard reciprocal Inter Service Area Fee that is set forth in Exhibit 4.3, as amended from time to time, applies to travel in and out of the Charleston, WV and Huntington, WV - Ashland, KY BTAs.

     5. Counterparts. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.



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     IN  WITNESS  WHEREOF,   the  parties  have  caused  their  duly  authorized
representatives to execute this Addendum as of the date first above written.

                                  HORIZON PERSONAL
                                  COMMUNICATIONS INC


                                  By:  /s/ William A. McKell
                                       -----------------------------
                                  Name:  William A. McKell
                                  Title: President and CEO - Horizon Personal
                                         Communications, Inc.

                                  SPRINT SPECTRUM L.P.


                                  By:  /s/ Thomas E. Mateer
                                       -----------------------------
                                  Thomas E. Mateer,
                                  Vice President - Affiliations

                                  SPRINTCOM, INC.


                                  By:  /s/ Thomas E. Mateer
                                       -----------------------------
                                  Thomas E. Mateer,
                                  Vice President - Affiliations

                                  SPRINT COMMUNICATIONS
                                  COMPANY L.P.


                                  By:  /s/ Ed Mattix
                                       -----------------------------
                                  Ed Mattix,
                                  Senior Vice President - Public Affairs


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